Exhibit 31.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Joseph C. Daches, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Lilis Energy, Inc. (“Registrant”); and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Joseph C. Daches
Joseph C. Daches
Chief Executive Officer, President and Chief Financial Officer

May 14, 2020